    As filed with the Securities and Exchange Commission on April 20, 1995

                                         Registration No.  33-___________



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ----------------------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          --------------------------

                         HOUSEHOLD INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------
             Delaware                             36-3121988
      (State of Incorporation)       (I.R.S. Employer Identification No.)
      ------------------------       ------------------------------------
             2700 Sanders Road, Prospect Heights, Illinois  60070
             (Address of principal executive offices)  (Zip Code)

             HOUSEHOLD INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)
             ----------------------------------------------------

                              PATRICK D. SCHWARTZ
                 Associate General Counsel - Corporate Finance
                         Household International, Inc.
             2700 Sanders Road, Prospect Heights, Illinois  60070
                                (708) 564-6301
           (Name, address and telephone number of agent for service)
           ---------------------------------------------------------


       Approximate date of commencement of proposed sale to the public:
            As soon as practicable after the effective date of this
                            Registration Statement.

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

 Title of                       Proposed           Proposed
Securities       Amount          Maximum            Maximum             Amount of
  to be           to be      Offering Price        Aggregate           Registration
Registered     Registered     Per Share (1)     Offering Price (1)          Fee
- -------------  ----------    --------------     --------------         ------------
Common Stock,
Par Value      2,000,000
$1 per Share     Shares      Not Applicable       $91,250,000          $31,465.75

(1) The proposed maximum aggregate offering price and the amount of the registration fee are estimated pursuant to rule 457(h) based upon the average of the high and low prices ($45.625) reported for the Common Stock on the New York Stock Exchange Composite Tape on April 18, 1995.
                            ----------------------
This Registration Statement shall hereafter become effective in accordance with the provision of Section 8(a) of the
                            Securities Act of 1933

                             CROSS-REFERENCE SHEET

Item Number and Caption        Caption in Prospectus
- -----------------------        ---------------------
1. Plan Information            Introduction; Description of
                               the ESPP; Other Information --
                               Federal Tax Considerations; --
                               Compensation Committee; --
                               Restrictions on Resale by
                               Certain Officers

2. Registrant Information and  Other Information--Available
   Employee Plan Annual        Information and Incorporation
   Information.                of Certain Documents by
                               Reference

                          PROSPECTUS

                     HOUSEHOLD INTERNATIONAL
                 EMPLOYEE STOCK PURCHASE PLAN


                       2,000,000 Shares
                         COMMON STOCK
                      ($1.00 Par Value)


This Prospectus contains important information concerning the Household International Employee Stock Purchase Plan (referred to in this Prospectus as the "ESPP"). The ESPP is intended to encourage eligible employees of Household International, Inc. ("Household") and its participating subsidiaries to join in the ownership of Household through the purchase of its Common Stock. If after reading this Prospectus you have any questions concerning the ESPP, please call your local Human Resources representative or the Home Office Employee Benefits Department.


            ---------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
            --------------------------------------


    THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
   SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
                         ACT OF 1933.



                 HOUSEHOLD INTERNATIONAL, INC.
                       2700 Sanders Road
                  Prospect Heights, IL  60070
                        (708) 564-5000



          The date of this Prospectus is May 1, 1995

                               TABLE OF CONTENTS
             HOUSEHOLD INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

DESCRIPTION OF THE ESPP . . . . . . . . . . . . . . . . . . . . . . . . .   1
    What Is An Offering Period? . . . . . . . . . . . . . . . . . . . . .   1
    Who Is Eligible?. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    How Do I Know If I Work For A Participating
     Employer?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    How Do I Enroll?. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    What Price Will I Pay?. . . . . . . . . . . . . . . . . . . . . . . .   3
    What Does Fair Market Value Mean? . . . . . . . . . . . . . . . . . .   3
    What Amount May I Contribute? . . . . . . . . . . . . . . . . . . . .   3
    What Does Eligible Compensation Include?. . . . . . . . . . . . . . .   4
    Do I Receive Interest On My Account Balance?. . . . . . . . . . . . .   4
    Is There A Limit On The Maximum Number Of Shares
      I May Purchase In An Offering Period? . . . . . . . . . . . . . . .   4
    What Happens If I Hit The Maximum Share Limitation For
     The Offering Period? . . . . . . . . . . . . . . . . . . . . . . . .   5
    Is There Any Other Limitation On The Number of Shares I
      Might Purchase During An Offering Period? . . . . . . . . . . . . .   6
     May I Change The Amount Of My Payroll Deduction
      During An Offering Period?. . . . . . . . . . . . . . . . . . . . .   6
     May I Stop Contributions To The ESPP?. . . . . . . . . . . . . . . .   6
     What If My Employment Ends?. . . . . . . . . . . . . . . . . . . . .   6
     How Do I Actually Purchase Shares? . . . . . . . . . . . . . . . . .   7
     How Will My Common Stock Be Held?. . . . . . . . . . . . . . . . . .   7
     Do I Get To Vote My Shares?. . . . . . . . . . . . . . . . . . . . .   7
     In Whose Name May Stock Be Held? . . . . . . . . . . . . . . . . . .   7
     What Reports Do I Receive? . . . . . . . . . . . . . . . . . . . . .   7
     Do I Receive Dividends On My Stock?. . . . . . . . . . . . . . . . .   8
     Are There Special Limitations On My Stock Ownership? . . . . . . . .   8
    How Do I Sell The Stock?. . . . . . . . . . . . . . . . . . . . . . .   8
    How Do I Get Stock Certificates?. . . . . . . . . . . . . . . . . . .  10
    Whom Do I Contact About Stock Certificates, Registration
      Changes, Or My Quarterly Statements?. . . . . . . . . . . . . . . .  10
    Whom Do I Contact To Terminate My Participation Or
      Regarding My Payroll Deductions?. . . . . . . . . . . . . . . . . .  10
     What Is The Effect Of A Stock Split,
      Stock Dividend, Etc?. . . . . . . . . . . . . . . . . . . . . . . .  10
    Are My Rights Under The ESPP Transferable?. . . . . . . . . . . . . .  10
    Where Do The Purchased Shares Come From?. . . . . . . . . . . . . . .  10
    How Are Funds Used By Household?. . . . . . . . . . . . . . . . . . .  11
    How May The ESPP Be Changed?. . . . . . . . . . . . . . . . . . . . .  11
    Who Pays The Expenses Of The ESPP?. . . . . . . . . . . . . . . . . .  11
    Will This Prospectus Be Updated Annually? . . . . . . . . . . . . . .  11
    How Can I Get An Additional Copy? . . . . . . . . . . . . . . . . . .  11

OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Federal Tax Considerations. . . . . . . . . . . . . . . . . . . . . .  12
    Compensation Committee. . . . . . . . . . . . . . . . . . . . . . . .  14
    Restrictions On Resale By Certain Officers. . . . . . . . . . . . . .  15
    Available Information And
      Incorporation Of Certain Documents By Reference . . . . . . . . . .  15

                         INTRODUCTION

The Household International Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors of Household at a meeting on March 14, 1995, to become effective on July 1, 1995.
The ESPP will be voted upon by the shareholders of Household at a meeting to be held on May 10, 1995 and will become effective on July 1, 1995, only if a majority of the shareholders present at the meeting vote to approve the ESPP. The ESPP gives eligible employees an opportunity to purchase Household Common Stock at a discounted price through payroll deductions. This is done through a series of offerings beginning on July 1 of each year. A maximum of 2,000,000 shares has been reserved for issuance under the ESPP.

Under the ESPP, through payroll deductions, up to $20,040 or 15% of participating employee's eligible compensation, whichever is less, may be used to purchase shares of Household Common Stock. On the last day of an Offering Period, shares will be purchased for the account of employees at a 15% discount from the fair market value of the shares on the first or the last day of the Offering Period, whichever is lower. Subject to certain restrictions, on the last day of the Offering Period the Agent will purchase the maximum number of shares the employee's account balance will allow. The following material should help you to better understand the ESPP. The full text of the ESPP will be furnished upon a request made as described in "Other Information -- Available Information and Incorporation of Certain Documents by Reference", starting at Page
14.  All references in this Prospectus to dollars are to U.S.
dollars.

The ESPP is not subject to the qualification requirement of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), or subject to any provisions of the Employee Retirement Income Security Act of 1974. For the federal income tax treatment of shares purchased under the ESPP, see "Other Information -- Federal Tax Consequences," starting at Page 11.

                    DESCRIPTION OF THE ESPP

                  WHAT IS AN OFFERING PERIOD?

An Offering Period is the period during which funds deducted from your pay are collected in order to purchase Household Common Stock. Each Offering Period under the ESPP will last approximately 11-1/2 months, with the first Offering Period beginning on July 1, 1995 and ending on June 17, 1996. Subsequent Offering Periods will also begin on July 1 and end on June 15 of the following year (unless June 15 is not a business day, in which case an Offering Period will end on the next business day following June 15).

The Compensation Committee of the Board of Directors (the "Committee") has the authority to establish different starting and ending dates for the Offering Periods, but will only do so prior to the enrollment period for any Offering Period. During the annual enrollment period you will be informed of the starting and ending dates which will apply for the next Offering Period.

                       WHO IS ELIGIBLE?

With certain exception listed below, if you (i) are an active, regular employee of Household or any of its participating subsidiaries (a "Participating Employer") on or before December 31 of the year prior to the start of an Offering Period and
(ii) work at least 20 hours per week for a Participating Employer for at least five months in a calendar year, you are eligible to participate in the ESPP.

The Committee may exclude one or more employees from participating in the ESPP who are "highly compensated" as described in Section 423(b)(4)(D) of the Internal Revenue Code of 1986, as amended. As of the date of this Prospectus, the Committee has determined that the Chairman of the Board and the President of Household and each of the executive officers who report directly to them will not be eligible to participate in the ESPP.


    HOW DO I KNOW IF I WORK FOR A PARTICIPATING EMPLOYER?

If you received this Prospectus, you probably work for a Participating Employer. The Committee will determine which Household subsidiaries will be eligible to participate. As of the date of this Prospectus, all employees of Household and its U.S. subsidiaries, except for an employee in a collective bargaining unit or of Color Prelude, Capital Graphics, Inc. or of B & K Corporation, are eligible to participate in the ESPP.


                       HOW DO I ENROLL?

If you are eligible, and wish to participate in an Offering Period of the ESPP, send an enrollment form authorizing payroll deductions to the Home Office Employee Benefits Department indicating the total amount to be deducted from your pay during the Offering Period. This form will be included in the package of enrollment information distributed each May. Deductions will begin with the first pay period starting on or after July 1, or such other date as is stated in the enrollment materials. Deductions will be made in equal amounts and will continue for the first 24 paychecks during the Offering Period unless you discontinue participation during that Offering Period or you become ineligible.

Note: You must re-enroll for each Offering Period and it is your responsibility to ensure that the Home Office Employee Benefits Department is properly carrying out your instructions. You should examine the Statement of Earnings and Deductions that is issued with your paycheck, particularly following the start of a new Offering Period, to verify that your instructions are being followed. Any differences should be reported promptly to the Home Office Employee Benefits Department.


                    WHAT PRICE WILL I PAY?

The price you pay for shares of Common Stock purchased will be the lesser of 85% of the fair market value of the Common Stock on the first day of an Offering Period or 85% of the fair market value of the Common Stock on the last day of an Offering Period.

Here's an example:

    First day of the Offering Period - July 1, 1995

    Last day of the Offering Period - June 17, 1996

    Fair Market Value of Common Stock on July 1, 1995-$40.00

    Fair Market Value of Common Stock on June 17, 1996-$45.00

Under this example, on June 17, 1996 (the first business day after June 15), shares of Common Stock will be purchased for your account at a price of $34.00 per share, which is 85% of $40.00. You will then be the owner of Common Stock worth $45.00 per share.


               WHAT DOES FAIR MARKET VALUE MEAN?

For purposes of the ESPP, on any day, the fair market value of Household's Common Stock will be the average of the high and low prices (computed to four decimal places) for Household Common Stock as published in the Wall Street Journal Report of the New York Stock Exchange-Composite Transactions for the ten preceding trading days. The ten day average is used rather than the price on a single day so that neither you nor Household will be hurt if there is an unusual or temporary fluctuation in the stock price.


                 WHAT AMOUNT MAY I CONTRIBUTE?

You may authorize a payroll deduction for any amount in whole dollars, subject to a minimum of $600 for an Offering Period (which is $25 from each of the first 24 paychecks during the Offering Period) and a maximum of $20,040 for an Offering Period (which is $835 from the first 24 paychecks during the Offering Period). However, you may not have more than 15% of your eligible compensation withheld during any Offering Period.

           WHAT DOES ELIGIBLE COMPENSATION INCLUDE?

Eligible compensation means your annualized base pay as of December 31 of the year prior to an Offering Period, plus, if you received commissions during the calendar year preceding an Offering Period, the amount of such commissions. Your base pay is the amount you earned, prior to reduction for government required withholdings, such as state and federal taxes and social security, and elective contributions such as the United Way, TRIP, FSA, dependent child care and other elective contributions or payments for benefits. Base pay does not include bonuses, awards, overtime pay, deferred compensation and expense reimbursements.

         DO I RECEIVE INTEREST ON MY ACCOUNT BALANCE?

Yes. Amounts deducted from your pay will be credited to an account in your name. Amounts in your account will earn interest, compounded monthly, at the rate set out in your enrollment materials. Interest earned on your balance will be added to the balance and the aggregate amount will be used to purchase Common
Stock in your name at the end of the Offering Period.


       IS THERE A LIMIT ON THE MAXIMUM NUMBER OF SHARES
             I MAY PURCHASE IN AN OFFERING PERIOD?

Yes, but this will only be a factor if the stock price declines substantially during the Offering Period. The maximum number of shares you may purchase in an Offering Period is determined by dividing the total dollar amount you contribute during an Offering Period by the closing price for the Common Stock on the first day of the Offering Period and multiplying that number by 1-1/2.

Here's an example:

    Offering Period - July 1, 1995 - June 17, 1996

    Total Contributions for the Offering Period - $1,200

    Closing Price for Common Stock on July 1, 1995 - $40.00

    $1,200       /    40     =    30    x    1.5      =    45
 (Contributions)     (Price)    (Shares)  (Multiplier)   (Shares)

In this example, the maximum number of shares that can be purchased by the employee on June 17, 1996 is 45.

  WHAT HAPPENS IF I HIT THE MAXIMUM SHARE LIMITATION FOR THE
                        OFFERING PERIOD?

After the maximum number of shares are purchased for your account, any cash remaining in your account will be sent to you.

Again, continuing with the example from the last question:

    Offering Period - July 1, 1995 - June 17, 1996

    Total Contributions for the Offering Period - $1,200

    Maximum Number of Shares Purchasable on June 17, 1996 - 45

    Fair Market Value of Common Stock on July 1, 1995 - $40/share

    Fair Market Value of Common Stock on June 17, 1996 - $30/share

    Purchase Price on June 17, 1996 - $25.50 (85% of $30)

    Interest on Contributions during the Offering Period - $40

    Cash Available for Purchase (Contributions and Interest) -
                  $1,200   +   $40   =    $1,240

Without the maximum share limitation, you would calculate your purchase as follows:

  $1,240      /      $25.50       =         49
  (Cash            (Purchase             (Shares)
Available)           Price)

but, due to the limitation on the maximum number of shares that may be purchased (under this example: 45) you will get a cash refund, calculated as follows:

  $25.50      x        45         =       $1,147.50
 (Purchase         (Maximum               (Cost of
   Price)           Shares)               Maximum)
                                            Shares

    $1,240    -      $1,147.50     =        $92.50
    (Cash             (Cost of               (Cash
   Available)       Maximum Shares)         Refunded)

The result of this Offering Period is that you own 45 shares of Household Common Stock which are worth approximately $30/share on the market. You paid $25.50/share and also received a refund check for $92.50.

Please note -- the $40.00 interest earned during the Offering
Period in this example was used only as an estimate.

   IS THERE ANY OTHER LIMITATION ON THE NUMBER OF SHARES I
           MIGHT PURCHASE DURING AN OFFERING PERIOD?

Only if the number of shares to be purchased at the end of an Offering Period by all employees exceeds the number remaining available under the ESPP. In that event, the Committee will make pro rata adjustments to each participant's designation to allocate the remaining shares among all participants in an equitable manner. Participants will receive written notice of such adjustments. Any cash balance remaining after purchase of the shares will be refunded.

        MAY I CHANGE THE AMOUNT OF MY PAYROLL DEDUCTION
                  DURING AN OFFERING PERIOD?

No. We ask that you consider your needs carefully during the enrollment period. However, you may elect to terminate participation during an Offering Period. If you do, you will receive a check for the full amount of your contributions during the Offering Period, with interest on such amount, compounded monthly at a rate established by the Committee prior to the enrollment period. That rate will be set out in the enrollment materials.


             MAY I STOP CONTRIBUTIONS TO THE ESPP?

You may terminate participation at any time during an Offering Period by completing the termination form on HouseMail and transmitting it to the Home Office Employee Benefits Department. However, if you stop contributions to the ESPP during an Offering Period, the cash balance in your account will not be used to purchase stock. The cash balance in your account, including interest earned on your payroll deductions during the Offering Period, will be forwarded to you by check as soon as administratively possible.

If you go on an unpaid leave of absence or become eligible for long-term disability benefits, your cash account balance will remain invested in the ESPP (unless you voluntarily terminate participation in the ESPP) and your contributions, including interest, will be used to purchase shares at the end of the Offering Period.

                  WHAT IF MY EMPLOYMENT ENDS?

Your participation in the current Offering Period ceases automatically when your employment ends, including upon your retirement or death. All amounts you contributed during the current Offering Period, plus interest, will be paid to you, or in the event of your death, to your estate.


              HOW DO I ACTUALLY PURCHASE SHARES?

You don't have to do a thing. The Committee has appointed Harris Trust and Savings Bank as its agent (the "Agent") to handle the record keeping and other routine administrative duties of the ESPP, subject to the supervision of the Committee. The Agent will ensure that all payroll deductions are credited to your account under the ESPP. At the end of the Offering Period, all amounts in your account, including interest earned during the Offering Period, will be used by the Agent to purchase Household Common Stock, and the whole and fractional shares (computed to four decimal places) of Common Stock purchased will be credited to your account.


               HOW WILL MY COMMON STOCK BE HELD?

After shares of Common Stock are purchased in your name, the Agent will maintain record of your ownership. You may keep your shares with the Agent as long as you like. Dividends on shares held in your ESPP stock account will be automatically reinvested by the Agent in additional shares of Household Common Stock. If you wish to receive dividends in cash, you must request that a stock certificate be issued to you.


                  DO I GET TO VOTE MY SHARES?

Yes. Information concerning any shareholder vote and proxy forms for voting will be sent to you by the Agent.


               IN WHOSE NAME MAY STOCK BE HELD?

Shares purchased for your account will be issued in your name alone. Following purchase of shares for your account, you may register ownership in any manner you deem appropriate by sending required documentation to the Agent.

                  WHAT REPORTS DO I RECEIVE?

Each payroll deduction made under the ESPP will appear on your regular Statement of Earnings, which is issued with your paycheck. At the end of each calendar quarter you will also receive separate statements containing details of your ESPP cash and stock account balances. The cash account statement will be issued by the Agent and will set out each credit for payroll deductions and interest earned each month, as well as a total cash account balance. Your stock account statement will also be issued by the Agent and will reflect all Common Stock account activity, including price information for shares purchased and sold and the fair market value of shares purchased at a discount. It is important that you retain this statement since it provides information required for income tax purposes. There will be a charge to provide duplicate statements.

As an ESPP participant, you will also receive all reports issued to Household stockholders. This includes Annual and Quarterly Reports to Stockholders.


              DO I RECEIVE DIVIDENDS ON MY STOCK?

Yes. However, while your shares are held by the Agent, all dividends will be automatically reinvested in additional shares of Household Common Stock, including fractional shares.


     ARE THERE SPECIAL LIMITATIONS ON MY STOCK OWNERSHIP?

Yes. Shares of Common Stock purchased at the end of an Offering Period (as described above, on or about June 15) may not be sold until July 1 of the same calendar year. This period will permit Household and the Agent to perform all administrative tasks necessary to process the transactions in each participant's account at the end of the Offering Period. If you wish to have the Agent sell your shares, you may designate which shares are to be sold and may do so by completing a sale authorization form obtained on HouseMail or from the Agent. Unless you make a designation, the first shares purchased for your account will be the first sold. Shares may only be sold on days that both the Agent and the New York Stock Exchange are open for business.

In addition, shares purchased by officers who are subject to
Section 16 of the Securities Exchange Act of 1934 will be subject to certain resale restrictions. If Section 16 applies to you, you will be so informed by Household's Office of the Secretary.

                   HOW DO I SELL THE STOCK?

On or after July 1 following an Offering Period, you can sell your Common Stock one of two ways. You may give instructions to the Agent to sell all or a portion of your shares. A sale request form may be printed off HouseMail and faxed to the Agent. You may also request a sale by using the form contained in your quarterly statement from the Agent. Following receipt of a sale request, the Agent will sell the shares for you on the open market over a securities exchange and forward the proceeds of the sale to you by check after withholding federal, state and local taxes, as required by applicable laws and regulations. The Agent will also deduct a brokerage commission from the proceeds of the sale.

You may also sell all or a portion of your shares by requesting that the Agent forward a stock certificate to you representing the desired number of shares (whole shares only). You may then sell such shares through a broker of your choice. If any fractional shares are held in your account, at your request, the Agent will sell such fractional shares and forward the proceeds to you.

You may designate which shares are to be sold or issued to you in stock certificate form by so specifying on a sale request or certificate issuance form sent to the Agent. If you do not make a designation as to which specific shares you wish to be sold or issued to you, the first shares purchased for your account will be used.


               HOW DO I GET STOCK CERTIFICATES?

If you do not want shares held by the Agent or do not wish to have dividends paid on your shares reinvested in additional shares of Common Stock, you may obtain stock certificates by completing the appropriate portion of your quarterly statement and forwarding it to the Agent. If you request, the Agent will sell fractional shares held in your account and forward the proceeds to you.


   WHOM DO I CONTACT ABOUT STOCK CERTIFICATES, REGISTRATION
             CHANGES, OR MY QUARTERLY STATEMENTS?

You may contact the Agent by phoning (800) 926-2335 or by writing to the Household International Employee Stock Purchase Plan, c/o Harris Trust and Savings Bank, P. O. Box 755, Chicago, Illinois 60690. You may fax requests to sell shares to the Agent at (312) 461-5543.

      WHOM DO I CONTACT TO TERMINATE MY PARTICIPATION OR
               REGARDING MY PAYROLL DEDUCTIONS?

Household's Employee Benefits Department by phoning at (708) 564-
6778, by writing to Employee Benefits at the Home Office or by a fax sent to (708) 205-7419.


  WHAT IS THE EFFECT OF A STOCK SPLIT, STOCK DIVIDEND, ETC.?

In the event of a stock split or a stock dividend, the number of shares remaining for sale in the ESPP and the number of shares and the price per share of stock for the current Offering Period will be adjusted appropriately. In the event of any other change affecting Household stock, the Committee will make any adjustments it considers appropriate.


          ARE MY RIGHTS UNDER THE ESPP TRANSFERABLE?

You may not transfer your rights under the ESPP, including any cash or shares in your account, other than by will, or if you should die without a will, by the laws which then govern the distribution of your estate. Your rights are exercisable during your lifetime only by you. However, you may transfer ownership of shares in accordance with the requirements of the Agent.


           WHERE DO THE PURCHASED SHARES COME FROM?

Common Stock will be purchased for your account in open market transactions over securities exchanges or will be newly issued shares, or shares held in treasury by Household. The Agent will acquire shares as directed by Household. If Household directs the Agent to purchase shares on the open market, Household will supplement the cash account balance in the amount of the difference in the market price and the price paid by the participating employee.

               HOW ARE FUNDS USED BY HOUSEHOLD?

All funds received or held by Household under the ESPP may be used for any corporate purpose.


                 HOW MAY THE ESPP BE CHANGED?

The Committee may amend the ESPP in any respect at any time. However, without the approval of Household's shareholders, no amendment may be made to increase or decrease the number of shares approved for the ESPP (other than as provided in the preceding paragraph).

              WHO PAYS THE EXPENSES OF THE ESPP?

All expenses of establishing and administering the ESPP will be paid by Household without charge to participating employees.


           WILL THIS PROSPECTUS BE UPDATED ANNUALLY?

Not unless there is a major change in the ESPP, or changes in the Internal Revenue Code or Securities and Exchange Commission regulations which may require that the Prospectus be updated.


               HOW CAN I GET AN ADDITIONAL COPY?

This Prospectus, and additional information about the ESPP, the Committee and the Agent, is available from the Employee Benefits Department, Household International, Inc., 2700 Sanders Road, Prospect Heights, IL 60070. Telephone inquiries can be made to the Employee Benefits Department at (708) 564-6778.


                       OTHER INFORMATION


                  FEDERAL TAX CONSIDERATIONS

The ESPP is designed to qualify for special federal tax treatment under Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently, under the Code, even though you will pay less than the market price for shares purchased under the ESPP, no additional income need be reported until the year in which you sell or otherwise dispose of the shares, or the year in which you die if no sale or disposition has occurred before that time.

A "disposition" is a sale, exchange, gift or transfer of legal title. Even a gift to a family member is a "disposition".
However, if you register ownership in a joint tenancy where you are one of the owners, this is not a disposition. Also, if you obtain a stock certificate and deposit shares represented by the certificate with a custodian for safekeeping, such as a financial institution, trust company or broker, but you remain the actual owner, the deposit with the custodian is not a disposition. If you do transfer shares to a custodian before the end of two years from the first day of the Offering Period in which you purchased the shares in the ESPP, you must inform the Agent.

The current rules for determining the taxable income to be reported on your U.S. Federal income tax return are summarized below:

    1. If you sell or otherwise dispose of shares purchased through the ESPP within two years of the first day of the related Offering Period, you are considered to have made a "disqualifying disposition". If that is the case, you will be required to include in ordinary income for the year in which you dispose of the shares, an amount equal to the excess of the fair market value of the shares on the date they were purchased for your account in the ESPP over the actual purchase price paid for the shares from cash in your ESPP account. This amount must be reported even if you give the shares away as a gift.

    2. If you sell or otherwise dispose of shares purchased through the ESPP more than two years from the first day of the related Offering Period, you have a "qualifying disposition" and you will receive favored treatment under the Code. In that case, you will be required to include in ordinary income for the year in which you dispose of the shares, an amount equal to the lesser of:

            (a) 15% of the fair market value of the shares on the first day of the related Offering Period; and

            (b) the excess, if any, of the fair market value of the shares at the time of disposition over the actual purchase price paid for the shares from cash in your ESPP account.

    3. When you report income under Paragraphs 1 or 2 of the above rules, the amount reported should be added to the price paid for the shares. This sum becomes your "adjusted basis" or your "cost" of the shares for determining the taxable gain or loss when you sell or dispose of the shares. Therefore, if you sell the shares for a price exceeding the amount you reported as ordinary income under Paragraph 1 or 2, plus the actual purchase price paid from cash in your ESPP account, the excess is treated as a capital gain. If you sell shares for a price which is less than your adjusted basis in the shares, the difference is treated as a capital loss. The length of time you owned such shares prior to disposing of them will determine whether your capital gain or loss is long-term or short-term. Long-term capital gains and losses receive special treatment under the Internal Revenue Code.

In the event of a disqualifying disposition as described in Paragraph 1 above, Household is allowed a deduction in its Federal income tax return in an amount equal to the income required to be included in the tax return of the employee. In the absence of a disqualifying disposition, Household is not allowed any deduction.

Here are examples of the tax consequences of both a qualifying and disqualifying disposition of a single share of stock:

    Offering Period - July 1, 1995 - June 17, 1996

    Fair Market Value of Common Stock on July 1, 1995 - $40/share

    Fair Market Value of Common Stock on June 17, 1996 - $45/share

    Purchase Price on June 17, 1996 - $34/share (85% of $40)

    Sale No. 1 - July 15, 1996 at $50 (Disqualifying Disposition)

    Sale No. 2 - July 15, 1997 at $50 (Qualifying Disposition)


Sale No. 1 -- (Disqualifying Disposition)
- -----------------------------------------
Because you sell the share before July 1, 1997, you have a disqualifying disposition. On your 1996 tax return you would report ordinary income of $11, which is the difference between the fair market value of the share on the day it was purchased ($45) and the actual price you paid ($34). You would also report a capital gain of $5 because your adjusted basis in the share is $45 (the $34 you paid, plus the $11 you reported as ordinary income). Your capital gain is your sales price, less your adjusted basis ($50 - $45 = $5).

     To summarize:       $11 ordinary income and $5 capital gain

Sale No. 2 -- (Qualifying Disposition)
- --------------------------------------
Because you sell the share after July 1, 1997, you have a qualifying disposition. On your 1997 tax return you would report ordinary income of $6, which is the lesser of: a) 15% of $40, or $6 ($40 being the fair market value of the share on the first day of the Offering Period), and b) the difference between the fair market value of the share on the date you sold it ($50) and the price you paid for it ($34), or $16. You would also report a capital gain of $10, because your adjusted basis in the share is $40 (the $34 you paid, plus the $6 you reported as ordinary income). Again, your capital gain is your sales price, less your adjusted basis ($50 - $40 = $10).

     To summarize:  $6 ordinary income and $10 capital gain

Please note that these examples ignore the fact that the brokerage commission and fees you pay to sell your shares will reduce the proceeds of the disposition of your shares and consequently, your tax liability.

Your income tax liability is your responsibility. This description of U.S. Federal income tax consequences and the examples are provided merely to help you understand the current regulations.
These rules may change as the Code is amended and as new regulations are issued by the IRS. Where necessary, you should seek competent professional advice.

Information about fair market value and the price you paid for shares will be available on the quarterly statements of account sent to you by the Agent.


                    COMPENSATION COMMITTEE

The ESPP is administered by the Compensation Committee of the Board of Directors. Members of the Committee are chosen by the Board of Directors annually and may be removed only by the Board. The Committee is comprised entirely of directors who are not officers
or employees of Household or its subsidiaries.   The Committee is
presently comprised of Robert J. Darnall, Mary Johnston Evans, Cyrus F. Freidheim, Jr., Louis E. Levy, George A. Lorch, S. Jay Stewart and Raymond C. Tower, Chairman. The Committee's address is c/o Office of the Secretary, Household International, Inc., 2700 Sanders Road, Prospect Heights, IL 60070. The Committee's phone number is (708) 564-6989.

The Committee has authority to make rules and regulations for the administration of the ESPP and its interpretations and decisions with regard thereto are final and conclusive. The Committee may act by a majority vote at a meeting or by a document signed by a majority of the members. Vacancies on the Committee are filled by the Board of Directors. Future changes in the composition of the Committee may be found in Household's annual Proxy Statement.


          RESTRICTIONS ON RESALE BY CERTAIN OFFICERS

Shares of Common Stock held by persons who are "affiliates" of Household may be resold by them only in compliance with Rule 144 of the Securities and Exchange Commission, under another applicable exemption under the Securities Act of 1933 or through registration of such sales under an appropriate registration statement filed by the Company should it choose to do so. Under Rule 405 of the Securities and Exchange Commission, an "affiliate" would include a person who directly controls, is controlled by, or is under common control with Household. All directors and executive officers of Household may be affiliates under the above definition.

A purchase of Common Stock under the ESPP would not be considered a purchase for purposes of Section 16(b) of the Securities Exchange Act of 1934 and could not be matched with a sale of Common Stock within any period of less than six months to create liability under that statute for any officer who is required to report his or her beneficial ownership to the Securities and Exchange Commission under Section 16(a) of that Act. The receipt of cash in lieu of a fractional interest in a share of Common Stock, for example as a result of a request for a certificate for shares held under the ESPP, would be considered a sale of that fractional interest for purposes of Section 16(b) of that Act.


                   AVAILABLE INFORMATION AND
        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Household is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices,
500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements, and other material concerning Household can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street,
New York, New York 10005, and the Chicago Stock Exchange,
440 South LaSalle Street, Chicago, Illinois 60605.

The following documents filed with the Commission are incorporated herein by reference:

            (a)  Household's latest annual report filed pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for Household's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus incorporated pursuant to (a) above.

            (c) The description of the Common Stock offered herein which is contained in any registration statements filed under
    Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Household pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Household will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of the ESPP and any or all of the documents incorporated herein by reference (other than exhibits to such documents).

Requests should be directed to: Household International, Inc., 2700 Sanders Road, Prospect Heights, IL 60070, Attention: Office of the Secretary (Telephone: (708) 564-5000).

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.    Indemnification of Directors and Officers.

            The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. (the "Company"), contains a provision which eliminated directors' personal liability as set forth above.

            The General corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors of officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, bote of stockholders or otherwise.

            The Company's Restated Certificate of Incorporation, a amended, provides for indemnification to the fullest extent as expressly authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

            The Company has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

            Pursuant to agreements which the Company may enter into with underwriters or agents (forms of which are or will be filed as exhibits to this Registration Statement) officers and directors of the Company may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus or Prospectus Supplement which has been furnished to the Company by such underwriters or agents.

Item 16.  Exhibits.

    4       Household International Employee Stock Purchase Plan.

    5 Opinion of John W. Blenke, Assistant General Counsel and Secretary of Household International, Inc.

   23(a) Consent of John W. Blenke, Assistant General Counsel and Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5 hereto.

   23(b)    Consent of Arthur Andersen LLP, Certified Public
            Accountants

   24 Power of Attorney is set forth on pages II-5 through II-7 of this Registration Statement.

Item 17.  Undertakings.

A.  To Transmit Certain Materials.

            Household hereby undertakes to deliver or cause to be delivered with the Prospectus, to each employee to whom the Prospectus is sent or given, a copy of Household's latest annual report to shareholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each employee to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

B.  Undertaking to Update Annually.

            Household hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Household's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Continuous Offering.

Household hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Household's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the

Registrant pursuant to Rule 424(b)(1) or (4) under the Securities
Act of 1933 shall be deemed to be part of this Registration
Statement as of the time it was declared effective.

    (6) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.  Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Household pursuant to the foregoing provisions, or otherwise, Household has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Household of expenses incurred or paid by a director, officer or controlling person of Household in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, Household will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------
    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 19th day of April, 1995.

                                    HOUSEHOLD INTERNATIONAL, INC.

                                    By:  /s/ William F. Aldinger
                                         -----------------------
                                         William F. Aldinger
                                         President and Chief
                                         Executive Officer


    Each person whose signature appears below constitutes and appoints J.
W. Blenke, P. D. Schwartz, L. S. Mattenson and J. M. Powell and each or any of them (with full power to act alone), and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any an all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated and on the 19th day of April, 1995.


            Signature                           Title
            ---------                           -----

/s/ William F. Aldinger
- ---------------------------       President, Chief Executive Officer
(William F. Aldinger)             and Director (as Principal Executive
                                  Officer)

/s/ Donald C. Clark
- ---------------------------       Chairman of the Board and Director
(Donald C. Clark)


/s/ Robert J. Darnall
- ---------------------------       Director
(Robert J. Darnall)


/s/ Gary G. Dillon
- ---------------------------       Director
(Gary G. Dillon)


/s/ John A. Edwardson
- ---------------------------       Director
(John A. Edwardson)


/s/ Mary Johnston Evans
- ---------------------------       Director
(Mary Johnston Evans)


/s/ Cyrus F. Freidheim, Jr.
- ---------------------------       Director
(Cyrus F. Freidheim, Jr.)


/s/ Louis E. Levy
- ---------------------------       Director
(Louis E. Levy)

/s/ George A. Lorch
- ----------------------------      Director
(George A. Lorch)


/s/ John D. Nichols
- ----------------------------      Director
(John D. Nichols)


/s/ Gordon P. Osler
- ----------------------------      Director
(Gordon P. Osler)


/s/ James B. Pitblado
- ----------------------------      Director
(James B. Pitblado)


/s/ Arthur E. Rasmussen
- ----------------------------      Director
(Arthur E. Rasmussen)


/s/ S. Jay Stewart
- ----------------------------      Director
(S. Jay Stewart)


/s/ Louis W. Sullivan, M.D.
- ----------------------------      Director
(Louis W. Sullivan, M.D.)


/s/ Raymond C. Tower
- ----------------------------      Director
(Raymond C. Tower)


/s/ David A. Schoenholz
- ----------------------------      Senior Vice President-Chief Financial
(David A. Schoenholz)             Officer (as Principal Accounting and
                                  Financial Officer)

A:\WP51\REG